Exhibit 10.116

April 19, 2016

Re:    Exchange

Ladies and Gentlemen:
This agreement will confirm the terms and conditions under which: (i) Clean Energy Fuels Corp. (the “Company”); and (ii) the Holders listed on Schedule A hereto (each, a “Holder” and together, the “Holders”) will agree to an exchange of a quantity of the 5.25% Convertible Senior Notes due 2018 (CUSIP 184499 AB7) (the “Notes”) of the Company as specified on Schedule A hereto (which are currently held by the Holders), in exchange for the issuance and delivery by the Company to the Holders of an aggregate amount of shares of the Company’s common stock (CUSIP 184499 101), par value $0.0001 (the “Common Stock”) calculated in accordance with Schedule B hereto (such exchange of securities, the “Exchange”). Capitalized terms used but not otherwise defined shall have the meanings specified on Schedule B hereto. The Company and the Holders agree as follows:
1.The Exchange. The settlement of the Exchange shall occur: (a) with respect to the Initial Shares, on the Trading Day after the date of this agreement; and (b) with respect to the Remaining Shares and the Interest Payment (as defined below), upon the closing of the Exchange (the “Closing”), which shall occur on the eleventh Trading Day after the date of this agreement (such eleventh Trading Day, the “Closing Date”). At the Closing, each Holder shall cause delivery of the applicable quantity of Notes to the Company or U.S. Bank National Association, as trustee under the Indenture, dated as of September 16, 2013, governing the Notes. With respect to the Notes held by the Holders specified on Schedule A hereto: (i) on the Trading Day after the date of this agreement, the Company shall deliver to each Holder the number of Initial Shares indicated on Schedule B hereto; and (ii) on the Closing Date, the Company shall deliver to each Holder the number of Remaining Shares indicated on Schedule B hereto, plus a number of shares of Common Stock to be issued in satisfaction of accrued but unpaid interest on the exchanged Notes specified on Schedule A hereto, calculated pursuant to Schedule B hereto (the “Interest Payment”). Upon the Company’s issuance of Common Stock in accordance with this agreement and the cancellation of the exchanged Notes specified on Schedule A hereto, the Holders shall release all claims arising out of or related to such Notes, including, but not limited to, any rights to further payment of principal or interest with respect to such Notes. For the avoidance of doubt, interest shall continue to accrue on the Holder’s Notes for each day that settlement is delayed where such delay is caused by the Company, its affiliate or an agent of the Company or its affiliate. The Company shall not issue fractional shares of Common Stock in the Exchange, and if any fractional share of Common Stock would be issuable upon a Partial Settlement Date or the Closing Date, the Company shall pay to the Holder an amount in cash in immediately available funds equal to the value of the fractional interest of a share deliverable on such date calculated in accordance with Schedule B hereto.
2.    Representations, Warranties and Covenants.
(a)    In connection with the Exchange, each Holder hereby (severally and not jointly) represents, warrants, acknowledges and agrees as follows as of the date of this agreement, the Trading Day after the date of this agreement and the Closing Date:

(i)
Such Holder: (A) is the sole legal and beneficial owner of the Notes; and (B) owned the Notes prior to the commencement of any discussions with the Company or any of its advisors or agents regarding the Exchange.

(ii)
The Notes being transferred hereunder are free and clear of any liens, charges or encumbrances and upon completion of the Exchange, such Holder will convey to the Company good title to the Notes free and clear of all liens, charges and encumbrances.

(iii)
Neither such Holder nor anyone acting on such Holder’s behalf has received or paid or will receive or pay any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange, and neither such Holder nor anyone acting on such Holder’s behalf has paid or will pay any consideration in connection with the Exchange other than the Notes being exchanged.

(iv)
Such Holder acknowledges that the transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). The Holder knows of no reason why such exemption is not available.

(v)
Such Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in, and to make an informed investment decision with respect to, the Exchange, and such Holder acknowledges that: (A) the Company makes no representation regarding the value of the Notes or the Common Stock; and (B) such Holder has independently and without reliance upon the Company made its own analysis and decision to enter into the Exchange and exchange Notes on the terms set forth herein.

(vi)
Such Holder has had such opportunity as it has deemed adequate to obtain from representatives of the Company such information as is necessary to permit such Holder to evaluate the merits and risks of the transaction contemplated.

(vii)
Such Holder represents that: (A) it has all of the power and authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder; (B) it has taken all action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder; (C) this agreement is an obligation enforceable against such Holder in accordance with its terms, except that such enforcement may be subject to (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (y) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity; and (D) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its governing documents.

(viii)
Such Holder is not an affiliate of the Company and has not been an affiliate of the Company for at least the three preceding months. Immediately after the consummation of the transactions contemplated herein, the Holder will not beneficially own more than 19.99% of the Company’s issued and outstanding Common Stock, based on 100,432,328 shares of Common Stock outstanding as of April 4, 2016.

(b)In connection with the Exchange, the Company represents, warrants, acknowledges and agrees as follows as of the date of this agreement, the Trading Day after the date of this agreement and the Closing Date:

a.
Assuming the accuracy of each Holder’s representations herein, any shares of Common Stock issued in the Exchange will not be “restricted securities” within the meaning of the Securities Act, will be validly issued, fully-paid and non-assessable and will be freely transferable by each such Holder. The shares of Common Stock issued hereunder will not bear a restrictive legend under the Securities Act, will be free of any restrictive legend or other restrictions on resale by such Holder, will be issued in book-entry form, will be represented by permanent global certificates deposited with, or on behalf of, The Depositary Trust Company represented by an unrestricted CUSIP, and will not be issued in violation of any applicable state and federal laws concerning the issuance thereof. At each Partial Settlement Date and the Closing, the Holders’ shares of Common Stock delivered at such time will be listed on the NASDAQ Global Select Market.

b.	The transaction contemplated hereby is exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Company knows of no reason why such exemption is not available.

c.
Each of the reports required to be filed by the Company under Section 13(a) of the Securities Exchange Act of 1934, as amended, has been filed, and such reports do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

d.
Prior to the opening of trading on the business day following the date of this agreement, the Company shall issue a publicly available press release or file with the Securities and Exchange Commission a current report on Form 8-K disclosing the material terms of the Exchange (to the extent not previously publicly disclosed). For the avoidance of doubt, such disclosure will not include the names of or other information on the Holders or their affiliates.

e.
The Company represents that: (A) it has all of the power and authority necessary to enter into this transaction and to consummate the transaction contemplated hereunder; (B) it has taken all action as may be necessary to authorize the execution and delivery of this agreement and the consummation of the transaction contemplated by this agreement and the performance of its obligations hereunder; (C) this agreement is an obligation enforceable in accordance with its terms, except that such enforcement may be subject to: (x) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally; and (y) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity; and (D) neither the execution and delivery hereof or the performance of its obligations hereunder will violate or contravene any applicable requirements of law or any of its governing documents or material agreements.

3.    Miscellaneous. The parties acknowledge that money damages are not an adequate remedy for violations of this agreement and that any party shall be entitled to specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity. This agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law rules contained therein. In any action or proceeding arising out of or relating to this agreement, each party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State or Federal court located in the City of New York, the borough of Manhattan, and waives to the fullest extent permitted by law any right to a trial by jury. No provision of this agreement may be amended or modified except upon the written consent of the Company and the Holder. This agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.
Very truly yours,

CLEAN ENERGY FUELS CORP.

By:

Signature:

Title:

AGREED AND ACCEPTED:

By:

Signature:

Title:

By:

Signature:

Title:
Schedule A

Schedule B

Calculations
Number of Initial Shares
“Initial Shares” means, for each Holder, the number of shares of Common Stock equal to the quotient of (a) P divided by (b) $15.60.
Number of Remaining Shares
“Remaining Shares” means, for each Holder, the number of shares of Common Stock equal to (a) the sum of the Daily Share Amounts for such Holder for each of the ten Trading Days following the date of this agreement minus (b) the number of Initial Shares issued to such Holder.
Number of Shares to be Issued in Satisfaction of Accrued but Unpaid Interest on Notes Exchanged under this Agreement
The number of shares of Common Stock issued as the Interest Payment with respect to each $1,000 principal amount of exchanged Notes shall be equal to: (x) the amount of accrued and unpaid interest thereon to, but not including, the Closing Date divided by: (y) the simple average of the sum of the VWAPs for each of the ten Trading Days preceding the Closing Date.
Definitions
“Daily Share Amount” means, with respect to a Holder and a Trading Day, the quotient of (a) [(P * 0.75) / 10] divided by (b) the VWAP for such Trading Day.
“P” means the aggregate principal amount of Notes listed on Schedule A hereto for such Holder.
“VWAP” means, with respect to any Trading Day, the greater of (x) the daily volume weighted average price, as reported on the Bloomberg Page, CLNE <EQUITY> VAP <GO> time period 09:30 – 16:00, for such Trading Day and (y) $3.00.
“Trading Day” shall have the meaning ascribed thereto in the Indenture governing the Notes in effect as of the date of this agreement.

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